UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

NYMAGIC, INC.
(Exact name of registrant as specified in its charter)

New York	1-11238	13-3534162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 551-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2009, NYMAGIC, INC. (the “Company”) entered into an employment agreement with A. George Kallop, the Company’s President and Chief Executive Officer (the “Kallop Employment Agreement”), effective January 1, 2009 through December 31, 2010. This term will be automatically renewed for successive one-year periods unless either party provides notice 90 days prior to the expiration date of its intent to terminate the agreement at the end of the applicable term. Under the Kallop Employment Agreement, Mr. Kallop is entitled to a base salary of $525,000 and a target annual incentive award of $393,750. Mr. Kallop is also entitled to receive a grant of 8,000 restricted share units as of the execution date of the Kallop Employment Agreement and 8,000 restricted share units on January 1, 2010. These restricted share units will vest on December 31, 2009 and 2010, respectively. Mr. Kallop is also entitled to a long-term incentive award with maximum, target and threshold awards of 12,000, 6,000 and 3,000 performance units, respectively, in each of two one-year performance periods beginning with the period January 1, 2009 through December 31, 2009. Mr. Kallop is also entitled to receive a supplemental performance compensation award in the amount of 25,000 performance units. Each of the performance awards is subject to the conditions described in the award agreement entered into contemporaneously with the Kallop Employment Agreement. The Kallop Employment Agreement also provides for reimbursement of reasonable expenses incurred in the performance of Mr. Kallop’s duties, and includes provisions governing termination for death, disability, cause, without cause and change of control, which include a severance benefit of one year salary, pro rata annual incentive awards at target, and accelerated vesting of stock and performance unit grants in the event of his termination without cause prior to a change of control. The Kallop Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In connection with the Kallop Employment Agreement, on January 30, 2009 the Company entered into a Performance Share Award Agreement (the “Kallop Award Agreement”) with Mr. Kallop. Under the terms of the Kallop Award Agreement, Mr. Kallop was granted 8,000 restricted share units as of the execution date of the Kallop Employment Agreement, which vest on December 31, 2009, provided that Mr. Kallop continues to be employed by the Company on that date, as well as long-term performance incentive awards for each of 2009 and 2010. The number of performance units eligible to be earned for each of these two one-year performance periods is based on target increases in the market price of the Company’s stock in the applicable performance period. The supplemental performance compensation award of 25,000 units is earned if there is a change in control of the Company as defined in the Kallop Employment Agreement.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished or filed, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 30, 2009, by and between A. George Kallop and NYMAGIC, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NYMAGIC, INC.

By: /s/ Thomas J. Iacopelli
Name: Thomas J. Iacopelli
Title: Chief Financial Officer and Treasurer

Dated: February 3, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 30, 2009, by and between A. George Kallop and NYMAGIC, INC.